Exhibit 99(a)


                     Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-10559) pertaining to the Luby's Cafeterias, Inc. Performance Unit Plan of our report dated October 3, 1994 with respect to the financial statements and schedules of Luby's Cafeterias, Inc. incorporated by reference in the Annual Report (Form 10-K) for the year ended August 31, 1994 filed with the Securities and Exchange Commission.




                                                ERNST & YOUNG LLP

San Antonio, Texas
November 28, 1994

                                                             Exhibit 99(b)


                     Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-36791) pertaining to the Luby's Cafeterias, Inc. Management Incentive Stock Plan of our report dated October 3, 1994 with respect to the financial statements and schedules of Luby's Cafeterias, Inc. incorporated by reference in the Annual Report (Form 10-K) for the year ended August 31, 1994 filed with the Securities and Exchange Commission.




                                                ERNST & YOUNG LLP

San Antonio, Texas
November 28, 1994